Exhibit 99.1

LMP Automotive Holdings, Inc. Announces Second Quarter Financial Results

Second Quarter 2021 Highlights

All financial comparisons stated below are compared to the second quarter of 2020, unless otherwise noted.

●	Revenue increased $132.3M to $140.0M

●	Overall Gross Profit increased by $25.0M to $26.4M

●	Gross Profit Margin increased by 0.9% to 18.9%

●	Adjusted Net Income[1] was $8.6M or $0.86 per share

●	Adjusted EBITDA[1] increased by $10.3 M to $11.1M or $1.10 per share

●	Cash increased by $6.7M to $24.3M

●	Adjusted Shareholder Equity[1] increased by $17.7M to $46.9M

FORT LAUDERDALE, Fla., August 12, 2021 (GLOBE NEWSWIRE) -- LMP Automotive Holdings, Inc. (NASDAQ: LMPX) (“LMP” or the “Company”), an e-commerce and facilities-based automotive retailer in the United States, today reported its second quarter financial results. Management will hold a conference call at 4:30p.m. ET today to review and discuss the Company’s business and results.

Sam Tawfik, the Company’s Chairman and Chief Executive Officer commented, “On an annualized basis in the second half of this year, we are expecting revenue to be approximately $610 million and Adjusted EBITDA of $44 million or $4.38 per share.”

Tawfik concluded, “Upon closing of all the acquisitions we previously announced, LMP’s total franchise dealerships and retail & fleet operations location count would be 28 and 21, respectively, with expected consolidated annualized revenue, Adjusted EBITDA and Adjusted EBITDA per share run rate to be approximately $1.4 billion, $88 million, and $8.04, respectively. These acquisitions will strategically add density in key geographic markets and increase our regional footprint.

Our pipeline of prospective dealership acquisitions is more active than we have ever seen, and we believe we are on track to achieve our goal of 80 to 100 locations within our network by the end of next year by way of partnerships, mergers, and acquisitions. We project these additions to our network combined with our current operations and contracted acquisitions on an annualized basis will propel the company to total of $6.5 billion to $7.8 billion in revenue, $317 to $376 million in Adjusted EBITDA or $16.84 to $19.04 in Adjusted EBITDA per share.”

Richard Aldahan, LMP’s Chief Operating Officer, stated, “Demand continues to outpace supply for new vehicles. We expect this to continue into 2022 due to the pent-up demand from a large percentage of consumers who deferred their vehicle purchases in 2020, preferences for transportation due to the current suburban housing migration occurring and component supply shortages within the manufacturing process.”

[1]	EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted EBITDA per share run rate and Adjusted Shareholder Equity are non-GAAP financial measures which are reconciled to the most directly comparable measures calculated in accordance with GAAP under the caption “Non-GAAP Financial Measures.”

Second Quarter 2021 Financial Discussion

Revenue increased by $132.3 million to $140.0 million;

EBITDA1 increased to $1.08 million from $0.56 million;

Adjusted Net Income per share was $0.86;

Adjusted EBITDA increased to $11.1million, from $0.68 million;

Adjusted EBITDA per share was $1.10;

Net loss for the quarter (excluding noncontrolling interests) was $1,333,276 from net income of $216,102, a decline of $1,549,378 and;

Net loss per share increased to $0.42, or a decline of $0.44 as compared to a net income of $0.02 per share.

Second quarter 2021 revenue increased to $140.0 million, an increase of $132.3 million from $7.7 million in the second quarter of 2020. The growth was primarily driven by sales from acquisitions closed year to date.

Total operating expenses were $24.5 million in the second quarter of 2021, compared to $0.96 million in the second quarter of 2020. The increase in operating expenses was primarily due to expenses related to acquisitions and operating expenses from acquisitions closed in the first half of 2021.

Adjusted EBITDA in the second quarter of 2021 totaled $11.1 million, compared to an Adjusted EBITDA of $0.68 million in the second quarter of 2020. The increase in Adjusted EBITDA was primarily related to EBITDA contributions from acquisitions closed in the first half of 2021.

We ended the second quarter with approximately $24.3 million in cash and $46.9 million in Adjusted Shareholder Equity. The company is generating significant cashflow and as of August 10th cash, including escrowed deposits for acquisitions totaled $27.6 million.

Corporate Developments

Since the end of the first quarter, we:

●	Appointed Robert Bellaflores as Chief Financial Officer;

●	Added James Serenius as Senior Corporate Controller;

●	Added Amanda Bailes as Senior Automotive Controller;

●	Signed a definitive acquisition agreement for General Motors and Nissan dealerships in Texas, along with the associated real estate, generating approximately $250 million in annualized revenue and $27 million in Adjusted EBITDA;

●	Signed a definitive acquisition agreement for a Kia dealership in Connecticut, along with the associated real estate, generating approximately $40 million in annualized revenue and $1.9 million in Adjusted EBITDA;

●	Signed a definitive acquisition agreement for a Chrysler Dodge Jeep Ram dealership in New York, along with the associated real estate, generating approximately $80 million in annualized revenue and $2.6 million in Adjusted EBITDA;

●	Signed a definitive acquisition agreement for a Kia dealership in New York, generating approximately $82 million in annualized revenue and $2 .7 million in Adjusted EBITDA.

Future Internal Near-Term Goals:

Enter New Geographical Markets

o	At the forefront of our strategy is our unique and profitable industry consolidation effort by means of our dealer partnership structure in which we are seeing extraordinary interest from both small and large dealer groups that want to diversify, “stay in the game” and operate and grow the business. This strategy remains LMP’s primary focus given the impressive returns on invested capital and the significant addition to income and earnings per share it provides. We believe this is the swiftest way to increase earnings and shareholder value.

o	Profitably consolidate and modernize the industry through our strategy, technology, physical logistics network, growing our experienced teams and growing our selection of owned inventories, providing customers with a seamless experience both online and in person.

Drive Revenue and Profit Growth in Existing Markets

o	Launch our planned “Order Online and Get It Delivered” advertising campaign.

o	Improve brand awareness.

o	Expand our pre-owned e-commerce sales utilizing our 77 acres of recently acquired real estate, logistics footprint and physical store network.

o	Improve all company-wide operating metrics as we achieve economies of scale.

Innovate and Expand our E-commerce Technology Platform

o	Continue building out our integrated online sales platform to provide an improved experience for consumers and a seamless auto shopping and buying experience. Some of the features we expect to add include:

●	Estimate trade-in, get a certified offer with same-day payment

●	Real-time, personalized financing

●	Choose a vehicle and finance then upload important paperwork

●	Choose vehicle protection offerings then upload important paperwork

●	Set up a time for home delivery or in-store pickup

LMP Automotive Holdings, Inc.
Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended June 30,
	2021	2020
Revenues:
New vehicle retail	$70,682,739	$-
Used vehicle retail	31,774,745	1,077,481
Used vehicle wholesale	20,258,677	1,505,920
Finance and insurance, net	4,666,221	-
Service, body and parts	9,669,150	-
Fleet and other	2,980,227	5,132,363
Total revenues	140,031,759	7,715,764

Cost of sales:
New vehicle retail	61,528,999	-
Used vehicle retail	28,164,890	1,040,928
Used vehicle wholesale	18,051,829	1,483,389
Service, body and parts	5,163,500	-
Fleet and other	696,477	3,804,883
Total cost of sales	113,605,695	6,329,200

Gross profit	26,426,064	1,386,564

Selling, general and administrative	24,541,123	955,785
Depreciation and amortization	338,665	143,094

Operating income	1,546,276	287,685
Floorplan interest expense	(223,078)	-
Other interest expense, net	(1,070,902)	(71,583)
Other income, net	(956,371)	-

Income/(loss) before income taxes	(704,075)	216,102
Income tax provision	629,201	-
Net income/(loss)	(1,333,276)	216,102

Net loss attributable to noncontrolling interest	(658,381)	-

Net loss attributable to LMP Automotive Holdings	$(1,991,657)	$216,102

Calculation of income for earnings per share:
Net loss attributable to LMP Automotive Holdings	$(1,991,657)	$216,102
Change in noncontrolling interest redemption value	(2,202,190)	-
Net loss attributable to common shareholders	$(4,193,847)	$216,102

Basic net loss per share	$(0.42)	$0.02

Weighted average shares of common stock outstanding, basic	10,086,545	9,924,506

Non-GAAP Financial Measures

The Company has provided in this release certain non-GAAP financial measures, including EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted EBITDA per share run rate and Adjusted Shareholder Equity to supplement its financial results that are prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). Management uses these financial metrics internally in analyzing the Company’s financial results to assess operational performance and to determine the Company’s future capital requirements. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared in accordance with GAAP. The Company believes that both management and investors benefit from referring to these financial metrics in assessing our performance and when planning, forecasting and analyzing future periods. The Company believes these financial metrics are useful to investors and others to understand and evaluate the Company’s operating results and it allows for a more meaningful comparison between the Company’s performance and that of competitors. Our use of EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted EBITDA per share run rate and Adjusted Shareholder Equity have limitations as analytical tools, and you should not consider these performance measures in isolation from or as a substitute for analysis of our results as reported under GAAP. Because of these limitations, you should consider these financial metrics along with other financial performance measures, including total revenues, total gross profit and net loss presented in accordance with GAAP.

EBITDA, Adjusted EBITDA and Adjusted EBITDA per share run rate for 2021 and 2020

The Company defines EBITDA as net loss before interest expense (excluding Floorplan interest), income tax expense, depreciation (including vehicle inventory impairment) and amortization.

	For the Three Months Ended June 30,
EBITDA	2021	2020	Change
Net loss	$(1,333,276)	$216,102	$(1,549,378)
Interest expense (1)	1,070,902	71,583	999,319
Income Tax	629,201	-	629,201
Depreciation and amortization	338,665	143,094	195,571
Fleet vehicle depreciation	379,573	134,209	245,364
EBITDA	$1,085,065	$564,988	$520,077

(1)	Excludes floorplan interest

The Company defines Adjusted EBITDA as EBITDA before acquisition and financing expenses, consulting, legal and auditing expenses incurred in connection with the acquisitions during the quarter, employee stock compensation, adjustments in warranty liability, and equity-based compensation.

	For the Three Months Ended June 30,
Adjusted EBITDA	2021	2020	Change
EBITDA	$1,085,065	$564,988	$520,077
Adjustment for noncontrolling interests, employee bonuses & stock compensation	7,304,780	-	7,304,780
Adjustment in warrant liability	938,957	-	938,957
Acquisition expenses	324,093	-	324,093
Consulting, legal and auditing	1,297,966	-	1,297,966
Equity based compensation	102,267	-	102,267
Legal settlement	-	113,752	(113,752)
Adjusted EBITDA	$11,053,128	$678,740	$10,374,388

Adjusted EBITDA per share	$1.10	$0.07

Weighted average shares of common stock outstanding, basic	10,086,545	9,924,506

(1)	Excludes floorplan interest

Adjusted Net Income for 2021 and 2020

The company defines Adjusted Net Income as net income before employee stock compensation expense, adjustment in warranty liability, acquisition expenses, consulting, legal and auditing expenses incurred in connection with the acquisitions during the quarter, equity-based compensation, and legal settlement expenses.

	For the Three Months Ended June 30,
Adjusted Net Income and Adjusted Earnings Per Share	2021	2020	Change
Net loss attributable to common shareholders	$(4,193,847)	$216,102	$(4,409,949)
Change in noncontrolling interest redemption value	2,202,190	-	2,202,190
Net income attributable to noncontrolling interest	658,381	-	658,381
Net loss	(1,333,276)	216,102	(1,549,378)
Adjustment for noncontrolling interests, employee bonuses & stock compensation	7,304,780	-	7,304,780
Adjustment in warrant liability	938,957	-	938,957
Acquisition expenses	324,093	-	324,093
Consulting, legal and auditing	1,297,966	-	1,297,966
Equity based compensation	102,267	-	102,267
Legal settlement	-	113,753	(113,753)
Adjusted net income (loss) attributable to common shareholders	$8,634,787	$329,855	$8,304,932

Adjusted basic net income (loss) per share	$0.86	$0.03

Weighted average shares of common stock outstanding, basic	10,086,545	9,924,506

Adjusted Shareholder Equity for 2021 and 2020

The Company defines Adjusted Shareholder Equity as total shareholders’ equity before non-cash equity items: warrants, adjustment for noncontrolling interest, and issuance of common stock for acquisitions.

	For the Six Months Ended June 30,
Adjusted Equity	2021	2020	Change
Total shareholders’ equity	$31,913,666	$29,144,489	$2,769,177
Warrants	5,806,031	-	5,806,031
Adjustment for noncontrolling interest	8,563,223	-	8,563,223
Issuance of common stock for acquisition	304,394	-	304,394
Share-based compensation	271,309	-	271,309
Adjusted Equity	$46,858,623	$29,144,489	$17,714,134

ABOUT LMP AUTOMOTIVE HOLDINGS, INC.

LMP Automotive Holdings, Inc. (NASDAQ: LMPX) is a growth company with a long-term plan to profitably consolidate and partner with automotive dealership groups in the United States. We offer a wide array of products and services fulfilling the entire vehicle ownership lifecycle, including new and used vehicles, finance and insurance products and automotive repair and maintenance.

Our proprietary e-commerce technology and strategy are designed to disrupt the industry by leveraging our experienced teams, growing selection of owned inventories and physical logistics network. We seek to provide customers with a seamless experience both online and in person. Our physical logistics network enables us to provide convenient free delivery points for customers and provide services throughout the entire ownership life cycle. We use digital technologies to lower our customer acquisition costs, achieve operational efficiencies and generate additional revenues. Our unique growth model generates significant cash flows, which funds our innovation and expansion into new geographical markets, along with strategically building out dealership networks, creating personal transportation solutions that consumers desire.

Investor Relations:

LMP Automotive Holdings, Inc.
500 East Broward Boulevard, Suite 1900
Fort Lauderdale, FL 33394
investors@lmpah.com

For more information visit:
lmpmotors.com

FORWARD-LOOKING STATEMENTS:

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Such statements include, but are not limited to, any statements relating to our expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. These statements may be preceded by, followed by or include the words “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “outlook,” “plan,” “potential,” “project,” “projection,” “seek,” “can,” “could,” “may,” “should,” “would,” will,” the negatives thereof and other words and terms of similar meanings. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock value. Factors that could cause actual results to differ materially from those currently anticipated include: our dependence upon external sources for the financing of our operations; our ability to effectively executive our business plan; our ability to maintain and grow our reputation and to achieve and maintain the market acceptance of our services and platform; our ability to manage the growth of our operations over time; our ability to maintain adequate protection of our intellectual property and to avoid violation of the intellectual property rights of others; our ability to maintain relationships with existing customers and automobile suppliers, and develop relationships; and our ability to compete and succeed in a highly competitive and evolving industry; as well as other risks described in our SEC filings. There is no assurance that any forward-looking statements will materialize. You are cautioned not to place undue reliance on forward-looking statements, which reflect expectations only as of this date. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

SOURCE: LMP Automotive Holdings, Inc.